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Exhibit 10.1

Chipotle Executive Stock Option Plan

        The purpose of the Plan is to give Chipotle Mexican Grill, Inc., a Delaware corporation, a competitive advantage in attracting, retaining, and motivating key employees of the Company, and to enable the Company to provide incentives linked to the financial results of the Company's businesses.

        1.     Definitions. For purposes of the Plan, the following terms are defined as set forth below:

          (a)   "Appraiser" has the meaning set forth in Section 3(c).

          (b)   "Board" means the Board of Directors of the Company.

          (c)   "Call Notice" has the meaning set forth in Section 8(a)(iii)(B).

          (d)   "Call Right" has the meaning set forth in Section 8(a)(i).

          (e)   "Cause" means a Participant's commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

          (g)   "Committee" has the meaning set forth in Section 2(a).

          (h)   "Company" means Chipotle Mexican Grill, Inc., a Delaware corporation.

          (i)    "Competitive Activity" by a Participant means the Participant's being employed by or otherwise directly or indirectly providing services as a consultant, or otherwise, to, one of the entities or businesses designated by the Committee from time to time as competitors of the business of the Company, McDonald's Corporation and/or a Consolidated Subsidiary. Such competitors need not be the same for all Participants. The determination of whether a Participant has engaged in a Competitive Activity shall be determined by the Committee in good faith and in its sole discretion.

          (j)    "Consolidated Subsidiary" means a subsidiary of McDonald's Corporation, other than the Company, that is consolidated with McDonald's Corporation for financial reporting purposes.

          (k)   "Date of Termination" means, with respect to a Participant, the date on which such Participant's Employment is terminated for any reason, including pursuant to an Economic Termination, retirement, death, Disability and terminations with or without Cause.

          (l)    "Disability" means a Participant's inability, due to sickness or injury, to perform each of the material duties of such Participant's regular occupation. A Participant engaging in any employment for wage or profit is not totally disabled.

          (m)  "Economic Termination" means (i) a termination of the Employment of a Participant due to plant or facility closings, technology changes, reorganizations within the Company, McDonald's Corporation or a Consolidated Subsidiary, as applicable, or adverse economic or business conditions or (ii) a termination of the Employment of a Participant due to the sale or other disposition by the Company, McDonald's Corporation or a Consolidated Subsidiary, as applicable, of the business or division within which such Participant is employed, including a spin-off of such business or division.

          (n)   "Employment" means employment with the Company or (unless specifically referring to employment with the Company) with McDonald's Corporation or any Consolidated Subsidiary.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (p)   "Exercise Date" means such date or dates as the Committee in its sole discretion may select upon which exercises of Options shall be effective, initially September 15 of each calendar year; provided, that while the Shares are Publicly Traded, each business day shall be an Exercise Date, subject to such exceptions as the Committee may establish in order to comply with any requirements of applicable law or regulation or for administrative convenience.

          (q)   "Exercise Deadline" means the last date after a Participant's Date of Termination on which an Option may be exercised, as specified in Section 6(f).

          (r)   "Exercise Notice" means a notice by a Participant to the Company, on such form as the Committee may prescribe from time to time, including in an applicable Option Agreement, indicating that an Option is being exercised.

          (s)   "Exercise Price" means the price per Share at which Shares can be purchased pursuant to an Option.

          (t)    "Fair Market Value" of a Share as of any given date means (i) if Shares are not then Publicly Traded, the value of a Share of the Company as appraised in the most recent annual appraisal (as determined pursuant to Section 3(c)) and (ii) if the Shares are Publicly Traded, the closing price on such date of a Share on such applicable exchange or automated inter-dealer market, or if such exchange or market is not open for trading on such date, on the last preceding date on which there was a sale of Shares on such exchange or market.

          (u)   "McDonald's Corporation" means McDonald's Corporation, a Delaware corporation, or any of its successors or assigns.

          (v)   "Oldest Outstanding Grant Date" means the earliest of the grant dates of all Options that have been granted to a Participant that remain outstanding and unvested on such Participant's Date of Termination.

          (w)  "Option" means a right granted pursuant to this Plan to purchase Shares.

          (x)   "Option Agreement" means an agreement setting forth the terms and conditions of an Option or Options.

          (y)   "Participant" means any individual eligible to receive grants of Options to whom an Option has been granted.

          (z)   "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

          (aa) "Plan" means this Chipotle Executive Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

          (bb) "Plan Shares" means any Shares issued upon the exercise of an Option.

          (cc) "Publicly Traded" means publicly traded on any national exchange or automated interdealer market.

          (dd) "Purchase Price" has the meaning set forth in Section 8(a)(iv)(B).

          (ee) "Put Notice" has the meaning set forth in Section 8(a)(iii)(A).

          (ff)  "Put Right" has the meaning set forth in Section 8(a)(i).

          (gg) "Restricted Period" means, with respect to any Plan Share, the period from the Exercise Date on which such Plan Share was purchased until the beginning of the first Sell Window Day after such Exercise Date or, if earlier, the date on which the Shares are Publicly Traded, during which a Participant is required to provide substantial services to (or refrain from Competitive Activity with) the Company, McDonald's Corporation, or a Consolidated Subsidiary in order to obtain full vesting of such Plan Share provided that the Restricted Period shall not be less than six months. There shall be no Restricted Period for Plan Shares acquired by exercise of an Option at a time when the Shares are Publicly Traded.

          (hh) "Restricted Plan Share" means any Plan Share during its Restricted Period.

          (ii)   "Retiree Status" means, with respect to a Participant, the Participant's having a combined age (including all years, months and days of attained age) and Years of Service of 68 or greater after giving the Chief Executive Officer of the Company one year's notice of retirement and signing a two-year non-competition agreement.

          (jj)   "Sell Window" means a period established by the Board or the Committee in its discretion, during which Plan Shares may be sold, subject to the requirements of the Plan. Each Sell Window will normally last three months.

          (kk) "Sell Window Day" means any business day during a Sell Window.

          (ll)   "Shares" means shares of the common stock of the Company, par value $0.01 per share.

          (mm)   "Unrestricted Plan Share" means any Plan Share, other than a Restricted Plan Share.

          (nn) "Valuation Date" means the date during each calendar year as of which the Fair Market Value of the Shares is determined, as set forth in Section 3(c), and shall occur at least six months after the most recent previous Exercise Date.

          (oo) "Years of Service" means the number of years and fractions thereof during the period beginning on a Participant's most recent commencement of Employment and ending on such Participant's Date of Termination.

        In addition, certain other capitalized terms used herein have definitions given to them in the first place in which they are used.

        2.     Administration.

          (a)   Committee. The Plan shall be administered by a committee of the Board designated for such purpose (the "Committee"), or, if no Committee has been designated, by the Board (in which case all references herein to the Committee shall include the Board).

          (b)   Powers of Committee. Among other things, the Committee shall have in its discretion the authority, subject to the terms of the Plan, to:

            (i)    select the Participants to whom Options are granted;

            (ii)   determine whether and to what extent awards of Options are to be granted hereunder;

            (iii)  determine the number of Shares to be covered by each Option granted hereunder;

            (iv)  determine the terms and conditions of any Option granted hereunder;

            (v)   accelerate the vesting, and otherwise modify, amend or adjust the terms and conditions, of any Option, at any time or from time to time;

            (vi)  adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable in its sole discretion;

            (vii) determine the Exercise Dates, the Valuation Dates and the commencement date and duration of any Sell Window;

            (viii)   interpret the terms and provisions of the Plan and any Option issued under the Plan and the Option Agreement relating thereto in its sole discretion, which interpretation shall be binding and conclusive on all relevant parties; and

            (ix)  otherwise supervise the administration of the Plan.

          (c)   Action by Majority; Delegation. The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

          (d)   Authority of Board. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with an action taken by the Committee, the Board action shall control.

          (e)   Dispute Resolution. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Option (or related Option Agreement) granted hereunder shall be resolved by the Committee in its sole discretion. All decisions made by the Committee shall be final and binding on all Persons, including the Company and the Participants.

          (f)    Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Option Agreement. To the full extent permitted by law, the Company shall indemnify and hold harmless each Person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such Person, or such Person's testator or intestate, is or was a member of the Committee.

        3.     Shares Subject to Plan.

          (a)   Number of Shares. The total number of Shares reserved and available for grant under the Plan shall equal three million. Shares subject to Options under the Plan may be authorized and unissued Shares or may be treasury Shares. If any Option terminates without being exercised in full, the Shares subject to the unexercised portion of such Option shall again be available for grants of Options under the Plan. In any consecutive twelve-month period, (i) the aggregate Exercise Price of Options granted under the Plan shall not exceed the greatest of (A) $1,000,000 and (B) fifteen percent of the total assets of the Company, measured as of the Company's most recent balance sheet date (if no older than its last fiscal year end), and (ii) the number of Shares subject to Options granted under the Plan shall not exceed fifteen percent of the amount of Shares outstanding, measured at the Company's most recent balance sheet date (if no older than its last fiscal year end).

          (b)   Adjustments. The Committee shall make such adjustments (if any) as it deems appropriate and equitable, in its discretion, to the total number and kind of securities available under Section 3(a), the number and kind of securities subject to, and the Exercise Price per share of, outstanding Options, and such other adjustments as the Committee may determine to be appropriate and equitable, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, sale of all or a portion of McDonald's Corporation's interest in the Company, merger, consolidation, acquisition of property or Shares, separation, spin-off, initial public offering, reorganization, stock rights offering, liquidation, or similar event involving the Company. Such adjustments may include, without limitation, (i) the cancellation of outstanding Options in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Options, (ii) the substitution of other property (including, without limitation, other securities) for the Shares covered by outstanding Options, (iii) arranging for the assumption, or replacement with new awards, of Options, and (iv) the vesting of Options.

          (c)   Annual Valuation of the Shares. Until such time as Shares of the Company are Publicly Traded, on at least an annual basis, the Company shall retain A.G. Edwards & Sons, Inc. or another appraisal firm selected by the Board (the "Appraiser"), to determine and submit to the Board a range for the Fair Market Value of a Share as of the applicable Valuation Date. The Board shall then establish the Fair Market Value of the Shares within such range, which shall constitute the Fair Market Value as of that Valuation Date.

        4.     Eligible Employees. Any individual who is employed by the Company in job band A, B or C (or any similar successor job level, band or ranking, as determined by the Committee) shall be eligible to be granted Options under the Plan. The Committee shall determine which of such eligible employees shall be granted Options in its sole discretion, based upon such considerations (including without limitation performance) as it may determine to be appropriate.

        5.     Grants of Options. Options shall have the following terms and conditions.

          (a)   Option Agreements. Options shall be evidenced by Option Agreements setting forth the terms and conditions thereof in such detail as the Committee may determine from time to time.

          (b)   Exercise Price. The Exercise Price per Share of an Option shall be established by the Committee in connection with the grant thereof, but in any case shall be not less than the Fair Market Value of a Share on the date of grant.

          (c)   Vesting. Options shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the applicable Option Agreement. The Committee may at any time accelerate the vesting of any Option, including pursuant to Section 3(b).

          (d)   Grant Date and Delivery. The grant of an Option shall occur on the date the Committee (or any other party exercising power pursuant to Section 2(c) or 2(d)) by resolution selects an individual to receive a grant of an Option, determines the number of Shares to be subject to such Option and the Exercise Price thereof, and specifies the terms and conditions on which the Option shall vest, or on such later date as the Committee may specify in such resolution. The Company shall notify a Participant of any grant of an Option, and an Option Agreement shall be duly executed by the Company and, if McDonald's Corporation will have any obligations under such Option Agreement, by McDonald's Corporation and delivered to the Participant. Such Option Agreement shall become effective as of the grant date for the Option, but only if it is executed by the Company, McDonald's Corporation (if applicable) and the Participant.

          (e)   Expiration of Term. Except as otherwise provided in the Plan, the applicable Option Agreement or as otherwise determined by the Committee, each Option shall expire five years and six months after the date on which it was granted.

        6.     Exercise of Options.

          (a)   Exercise. Subject to the provisions of this Section 6, a Participant may exercise an Option, in whole or in part, during the stated term of such Option after it has become vested. Exercise shall be effected pursuant to the procedures described in Section 6(b). No Option may be exercised with respect to a number of Shares that is less than the lesser of (i) one hundred or (ii) the total number of Shares remaining available for exercise pursuant to the Option.

          (b)   Procedures. Unless otherwise permitted by the Committee, an Exercise Notice shall be delivered during the three-month period prior to an Exercise Date. Unless provided otherwise by the Committee, an Exercise Notice (i) shall be accompanied by the Option Agreement evidencing the Option, (ii) shall specify the number of Shares with respect to which the Option is being exercised, the Exercise Date, and any requests with respect to the form of payment and withholding taxes as provided in Sections 6(c) and 10(f), respectively, and (iii) shall be signed by the Participant. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Unless provided otherwise by the Committee, upon the partial exercise of an Option, the Option Agreement evidencing such Option, marked with any notations deemed appropriate by the Committee, shall be returned to the Participant exercising such Option.

          (c)   Payment. The aggregate Exercise Price and all required withholding taxes with respect to the Shares being purchased pursuant to an Exercise Notice shall be paid in full on or prior to the Exercise Date for such Shares. Such payment shall be made by certified or bank check, wire transfer, or such other instrument as the Committee may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Shares, based on the Fair Market Value of the Shares on the Exercise Date. In the discretion of the Committee, payment for any Shares in connection with the exercise of an Option at a time when the Shares are Publicly Traded may also be made by delivering a properly executed Exercise Notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the Exercise Price, and all required withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may also provide for Company loans to be made for purposes of the exercise of Options and/or the payment of withholding taxes.

          (d)   Rights as Shareholders. Notwithstanding any other provision of this Plan or any Option Agreement, no Shares shall be issued pursuant to the exercise of an Option until full payment therefor has been made and until all withholding obligations pursuant to Section 10(f) have been satisfied. Except as otherwise provided in this Plan or in the applicable Option Agreement, a Participant shall have all of the rights of a shareholder of the Company holding the class or series of Shares that is subject to such Option (including, if applicable, the right to vote the Shares and the right to receive dividends and distributions), when the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied all withholding obligations as required by Section 10(f), and, if requested, has given the representations referred to in Section 10(c).

          (e)   Sell Windows and Sales of Shares. At any time when the Shares are not Publicly Traded, Plan Shares may only be sold or otherwise disposed of pursuant to Section 6(f), Section 8 or Section 9(c). At times when the Shares are Publicly Traded, no Sell Window shall be in effect and Plan Shares may be sold or otherwise disposed of at any time, subject to applicable law and any Call Rights and rights pursuant to Section 9(c) that remain in effect.

          (f)    Effect of Termination of Employment on Options and Plan Shares. This Section 6(f) sets forth the treatment of a Participant's Options and Plan Shares following the Participant's Date of Termination. Except where expressly provided otherwise in this Section 6(f), all sales of Plan Shares pursuant to this Section 6(f) shall be for the Fair Market Value of such Plan Shares. To the extent not inconsistent with the provisions of this Section 6(f), Section 8(a) (to the extent providing for the Participant's Put Right during Sell Windows) shall continue to apply to such Participant after the Date of Termination. Notwithstanding any provision of this Section 6(f) to the contrary, after a Participant's Date of Termination, (1) Section 9(c) (establishing certain rights on the part of the Company and McDonald's to terminate the Plan and purchase Options and Plan Shares) may require a Participant's Options and Plan Shares to be sold at an earlier date than that provided in this Section 6(f), (2) no Option may be exercised beyond the period specified in Section 5(e) (establishing the maximum option term), unless otherwise determined by the Committee and (3) all Plan Shares shall continue be subject to the Call Rights of McDonald's Corporation or its designees pursuant to the terms of Section 8(a) (providing for such Call Rights).

  In addition, the rights and obligations set forth herein are subject to modification or expiration pursuant to Section 9(d).

            (i)    General Termination of Employment. Except as otherwise provided in Section 6(f)(ii) through 6(f)(v) or an applicable Option Agreement or as otherwise determined by the Committee, in the event a Participant's Employment is terminated for any reason:

              (A)  Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately expire.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for any vested Options held by the Participant as of the Date of Termination shall be the first Exercise Date that occurs after the Date of Termination or, if the Shares are then or become Publicly Traded prior to such first Exercise Date, the later of the 30th day after the Date of Termination and the 30th day after date the Shares become Publicly Traded. Any unexercised Options held by the Participant shall expire immediately after the Exercise Deadline.

              (C)  Automatic Sale of Plan Shares. The Participant shall sell and McDonald's Corporation or its designees shall purchase Plan Shares held by the Participant as follows: (1) if the Participant engages in any Competitive Activity at any time after the Date of Termination when any Plan Shares held by the Participant on the Date of Termination remain Restricted Plan Shares, such Restricted Plan Shares shall be immediately sold for the Exercise Price paid by the Participant to purchase them; (2) any remaining Plan Shares that were held by the Participant on the Date of Termination shall be sold on the first Sell Window Day after the Date of Termination, and (3) any remaining Plan Shares shall be sold on the first Sell Window Day after the Exercise Deadline.

            (ii)   Economic Termination. Except as otherwise provided in the applicable Option Agreement or as otherwise determined by the Committee, in the event that a Participant's Employment terminates pursuant to an Economic Termination:

              (A)  Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the first anniversary of the Oldest Outstanding Grant Date that occurs after the Date of Termination shall continue to vest in accordance with their terms. Any other unvested Options held by the Participant on the Date of Termination shall immediately expire.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for the Participant's remaining Options shall be the first Exercise Date that occurs after the first anniversary of the Oldest Outstanding Grant Date that occurs after the Date of Termination or, if the Shares are then or become Publicly Traded prior to such first Exercise Date, the later of the 30th day following such first anniversary and the 30th day following the date the Shares become publicly traded. Any unexercised Options held by the Participant shall expire immediately after the Exercise Deadline.

              (C)  Automatic Sale of Plan Shares. The Participant shall sell and McDonald's Corporation or its designees shall purchase any Plan Shares then held by the Participant on the first Sell Window Day (if any) after the Exercise Deadline.

            (iii)  Retirement. Except as otherwise provided in the applicable Option Agreement or as otherwise determined by the Committee, in the event that a Participant retires after achieving

    Retiree Status or becomes a franchisee of the Company, McDonald's or a Consolidated Subsidiary after having achieved combined age and Years of Service of at least 68:

              (A)  Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination that are scheduled to vest on or before the third anniversary of the Date of Termination shall continue to vest in accordance with their terms. Any other unvested Options held by the Participant as of the Date of Termination shall immediately expire.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for the Participant's remaining Options shall be the first Exercise Date that occurs after the third anniversary of the Date of Termination or, if the Shares are then or become Publicly Traded prior to such first Exercise Date, the later of the 30th day following such third anniversary and the 30thday following the date the Shares become publicly traded. Any unexercised Options held by the Participant shall expire immediately after the Exercise Deadline.

              (C)  Automatic Sale of Plan Shares. The Participant shall sell and McDonald's Corporation or its designees shall purchase, on the first Sell Window Day (if any) after the Exercise Deadline, any Plan Shares then held by the Participant.

            (iv)  Death or Disability. Except as otherwise provided in the applicable Option Agreement or as otherwise determined by the Committee, in the event that a Participant's Employment is terminated by reason of death or Disability:

              (A)  Unvested Options Held on the Date of Termination. Any unvested Options held by the Participant as of the Date of Termination shall immediately vest.

              (B)  Post-Termination Exercise and Expiration. The Exercise Deadline for any Options held by the Participant on the Date of Termination shall be the first Exercise Date that occurs after the third anniversary of the Date of Termination or, if the Shares are then or become Publicly Traded prior to such first Exercise Date, the later of the 30th day following such third anniversary and the 30th day following the date the Shares become publicly traded. Any unexercised Options held by the Participant (or his or her beneficiaries or estate) shall expire immediately after the Exercise Deadline.

              (C)  Automatic Sale of Plan Shares. The Participant shall sell and McDonald's Corporation or its designees shall purchase, on the first Sell Window Day (if any) after the Exercise Deadline, any Plan Shares then held by the Participant.

            (v)   Termination For Cause. Except as otherwise provided in the applicable Option Agreement or as otherwise determined by the Committee, in the event that a Participant's Employment is terminated for Cause:

              (A)  Options Held on the Date of Termination. Any Options held by such Participant on the Date of Termination, whether vested or unvested, shall immediately expire.

              (B)  Automatic Sale of Plan Shares. The Participant shall immediately sell and McDonald's Corporation or its designees shall immediately purchase any Plan Shares held by the Participant on the Date of Termination. In the case of any Restricted Plan Shares, such sale shall be for the Exercise Price paid by the Participant to purchase such Restricted Plan Shares.

        7.     Transferability of Options.

          (a)   Limit on Transfers. No Option shall be transferable by the Participant other than by designation of a beneficiary in accordance with Section 7(b). All Options shall be exercisable, subject to the terms of this Plan, during the Participant's lifetime, only by the Participant.

          (b)   Beneficiaries. A Participant shall have the right to designate a beneficiary who shall be entitled to exercise the Participant's Options (subject to their terms and conditions) following the Participant's death, and to whom any amounts payable or Shares deliverable following the Participant's death shall be paid or delivered, as applicable. Such designations shall be made in accordance with procedures established by the Committee from time to time. If no beneficiary designation form is on file with the Committee at the time of a Participant's death, or the Committee determines in good faith that the form on file is invalid, then the Participant's beneficiary shall be deemed to be the Participant's estate. In order to exercise an Option after the Participant's death, the beneficiary must agree to be bound by the provisions of this Plan and the applicable Option Agreement and to be treated as the "Participant" under the Plan and the applicable Option Agreement, and all references to a "Participant" under the Plan and the applicable Option Agreement shall be deemed to refer to the Participant's beneficiaries after his or her death; provided, however, that references in the Plan or the applicable Option Agreement to the Employment of a Participant or to the termination of such Employment or to Competitive Activity by a Participant shall continue to refer to the Employment or Competitive Activity of the Participant to whom the applicable Option was initially granted.

        8.     Transferability of Plan Shares.

          (a)   Put/Call Rights.

            (i)    Nature of Rights. Pursuant to the provisions of this Section 8, (A) during any Sell Window each Participant shall have the right to sell any of such Participant's Unrestricted Plan Shares to McDonald's Corporation or its designees (a "Put Right") and (B) McDonald's Corporation or its designees shall have the right to purchase any Plan Shares held by a Participant (a "Call Right") (i) after the seventh anniversary of the date of grant of the Option that the Participant exercised to acquire such Plan Shares, (ii) at any time after the Participant's Employment is terminated for any reason and (iii) upon a determination by McDonald's Corporation, in its sole discretion, that such purchase is necessary or appropriate to ensure that the Company will continue to be a consolidated subsidiary of McDonald's Corporation for tax purposes.

            (ii)   Multiple Exercises Permitted. The exercise of a Put Right or a Call Right with respect to some Plan Shares shall not preclude in any way the future exercise during the applicable period of Put Rights and/or Call Rights with respect to other Plan Shares.

            (iii)  Notices and Effective Date.

              (A)  Put Right. A Put Right shall be exercised by a Participant by giving McDonald's Corporation and the Company a written notice (a "Put Notice") indicating that the Participant wishes to exercise such Put Right with respect to a number of Plan Shares specified in such Put Notice. A Put Notice shall be effective on the first Sell Window Day (if any) after such receipt by McDonald's Corporation and the Company.

              (B)  Call Right. A Call Right shall be exercised by McDonald's Corporation or one of its designees by giving a Participant a written notice (a "Call Notice") indicating that McDonald's Corporation or such designee wishes to exercise such Call Right with respect to a number of Plan Shares specified in such Call Notice. A Call Notice shall be effective when delivered to the Participant as set forth in Section 10(i).

            (iv)  Payment.

              (A)  Method of Payment. As soon as practicable after a Put Notice or a Call Notice becomes effective, McDonald's Corporation (or its designees) and such Participant shall make mutually agreeable arrangements for McDonald's Corporation (or one of its designees) to pay to such Participant the Purchase Price for the Plan Shares that it is purchasing pursuant to the Put Right or Call Right, as applicable, and for such Participant to surrender to McDonald's Corporation (or one of its designees) any stock certificates with respect to such Plan Shares. If the Put Right or Call Right is exercised with respect to less than all of the Plan Shares covered by a stock certificate, such stock certificate (or a replacement stock certificate), marked with any notations deemed appropriate by the Company, shall be returned to such Participant.

              (B)  Purchase Price. The "Purchase Price" for a Plan Share sold pursuant to a Put Notice or a Call Notice means the Fair Market Value of such Plan Share on the effective date of the applicable Put Notice or Call Notice.

          (b)   Conditions to Transfer upon Death of Participant. A transfer of Plan Shares by operation of law upon the death of a Participant will be permitted only if the transferee (including, if applicable, the Participant's estate) agrees to be bound by the provisions of this Section 8 and to be treated as the "Participant" under this Section 8; provided, however, that references in this Plan or in an Option Agreement to the Employment of a Participant (including the termination thereof) or to Competitive Activity shall continue to refer to the Employment of, or Competitive Activity by, the Participant to whom the Option underlying the applicable Plan Shares was initially granted.

        9.     Amendment, Cashout, Termination and Cancellation; Rights and Obligations of McDonald's.

          (a)   Plan. The Board may amend, alter, or terminate the Plan, prospectively or retroactively, but except as provided in Section 9(c), no amendment, alteration or termination shall materially impair the rights of any Participant under an Option theretofore granted without such Participant's consent.

          (b)   Options. Subject to Section 9(c), the Committee may amend the terms of any Option Agreement, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant thereunder without such Participant's consent.

          (c)   Cashout or Termination. Notwithstanding any provision of the Plan other than Section 9(d) to the contrary, the Company, by action of the Board, or McDonald's Corporation may elect at any time to repurchase any or all of the outstanding Options or Plan Shares for a payment of cash equal to their then-value, and/or to terminate the Plan, upon a determination by the Board or McDonald's Corporation, in its sole discretion, that (A) there has occurred a fundamental change of circumstances which frustrates the purpose of the Plan or which makes it unlikely that the objectives of the Plan can be achieved, (B) such action is necessary or appropriate to ensure that the Company will continue to be a consolidated subsidiary of McDonald's Corporation for tax purposes; or (C) it is necessary or appropriate to do so, in light of any change to, or new interpretation of, any law, regulation or rule, including accounting rules, applicable to the Plan that impairs the rights of McDonald's Corporation, the Company or Participants.

          (d)   Expiration of Rights and Obligations.

            (i)    From and after the date on which McDonald's Corporation ceases to own 50% or more of the then-outstanding Shares other than as a result of the exercise of Options, McDonald's Corporation shall cease to have any rights or obligations pursuant to Section 6(f), Section 8 and Section 9(c); provided, that if immediately following such cessation, any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the

    Exchange Act) (a "Majority Shareholder") owns at least 50% of the then-outstanding Shares, or the Shares are not Publicly Traded, the Company (and/or the Majority Shareholder, if any, if so agreed by McDonald's and the Majority Shareholder) shall succeed to such rights and obligations.

            (ii)   At any time when the Shares are Publicly Traded, the rights of the Participants to require McDonald's Corporation or its designees to purchase Plan Shares pursuant to Section 8 and the requirements that Plan Shares be sold pursuant to Section 6(f) shall be inapplicable, and no Sell Window shall begin. In addition, any Sell Window in effect when the Shares begin to be Publicly Traded shall immediately terminate.

        10.   General Provisions.

          (a)   Section 162(m). If at any time in the future the Company is subject to the application of Section 162(m) of the Code, the Committee shall at such time be composed solely of two or more "outside directors" (within the meaning of Section 162(m) of the Code), and Options shall be granted in a manner complying with the requirements for satisfying the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

          (b)   Plan Shares.

            (i)    Plan Shares shall be evidenced in such manner as the Committee may deem appropriate from time to time, including book-entry registration or issuance of one or more share certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of the applicable Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Option, substantially in the following form:

      THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS SET FORTH IN THE CHIPOTLE EXECUTIVE STOCK OPTION PLAN AND AN OPTION AGREEMENT AMONG MCDONALD'S CORPORATION, CHIPOTLE MEXICAN GRILL, INC. AND THE REGISTERED HOLDER HEREOF. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE OFFICES OF CHIPOTLE MEXICAN GRILL, INC.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS.

    Such Plan Shares may bear other legends to the extent the Committee determines it to be necessary or appropriate, including any required by any applicable Option Agreement. If and when all restrictions expire without a prior forfeiture of the Plan Shares theretofore subject to such restrictions, new certificates for such Shares shall be delivered to the Participant without the first legend listed above.

            (ii)   The Committee may require that any certificates evidencing Plan Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that the Participant deliver a share power, endorsed in blank, relating to the Plan Shares.

          (c)   Representations and Warranties. The Committee may require each Person purchasing or receiving Plan Shares to represent to and agree with the Company in writing that such Person is acquiring the Shares without a view to the distribution thereof, and make any other representations and warranties that the Committee deems appropriate.

          (d)   Additional Compensation. Nothing contained in the Plan shall prevent the Company, McDonald's or any Consolidated Subsidiary from adopting other or additional compensation arrangements for its employees.

          (e)   No Right of Employment. Adoption of the Plan or grant of any Option shall not confer upon any individual eligible for grants of Options any right to continued Employment, nor shall it interfere in any way with the right of the Company, McDonald's or any Consolidated Subsidiary to terminate the Employment of any such individual at any time.

          (f)    Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Option, such Participant shall pay to the Company or, if appropriate, to McDonald's or any Consolidated Subsidiary, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. If approved by the Committee, the minimum required withholding obligations may be settled with Shares, including without limitation Shares otherwise delivered upon exercise of the Option in question. The obligations of the Company and McDonald's under the Plan shall be conditional on such payment, and the Company, McDonald's Corporation and any Consolidated Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Shares.

          (g)   Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or other substantive provisions of federal law, the Plan and all Options made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without regard to the principles of conflicts of law thereof.

          (h)   Compliance with Laws. If any law or any regulation of any commission or agency having jurisdiction shall require the Company or a Participant seeking to exercise Options to take any action with respect to the Plan Shares to be issued upon the exercise of Options, then the date upon which the Company shall issue or cause to be issued the Plan Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Moreover, in the event that the Company shall determine that, in compliance with the Exchange Act or other applicable statutes or regulations, it is necessary to register any of the Plan Shares, or to qualify any such Plan Shares for exemption from any of the requirements of the Exchange Act or any other applicable statute or regulation, no Option may be exercised and no Plan Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Company shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board nor the members of the Committee owes a fiduciary duty to any Participant in his or her capacity as such.

          (i)    Notices. Unless provided otherwise by the Committee, all notices, (including Exercise Notices, Call Notices, and Put Notices) requests, demands or other communications required by or otherwise with respect to the Plan shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, by a nationally recognized overnight delivery company, by facsimile, or by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

    If to the Participant:

      To the address shown on the Option Agreement.

    If to the Company:

      Chipotle Mexican Grill, Inc.
      1543 Wazee
      Denver, CO 80202
      Attn: Human Resources Executive Director
      Facsimile: 303-222-2500

    If to McDonald's:

      McDonald's Corporation
      Partner Brands Department
      Kroc Drive
      Oak Brook, IL 60523
      Attn: Vice President Human Resources Partner Brands
      Facsimile: 630-623-5444

  (or to such other address as the party in question shall from time to time designate by written notice to the other parties).

          (j)    Unfunded Status of Plan. It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

        11.   Effective Date of Plan. The Plan shall be effective as of May 9, 2002.

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